AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2003.

                       REGISTRATION NO. 333-______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             INSIGNIA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            MINNESOTA                                      41-1656308
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                            6470 SYCAMORE COURT NORTH
                           MAPLE GROVE, MN 55369-6032
                    (Address of principal executive offices)

                        2003 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                 SCOTT F. DRILL
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                             INSIGNIA SYSTEMS, INC.
                            6470 SYCAMORE COURT NORTH
                           MAPLE GROVE, MN 55369-6032
                     (Name and address of agent for service)

                                 (763) 392-6200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF       AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
 SECURITIES TO BE REGISTERED   REGISTERED(1)     PER SHARE(2)          PRICE(2)        REGISTRATION FEE
----------------------------- --------------- ------------------ -------------------- ------------------
Common Stock, par value
$0.01 per share                350,000 shares      $6.95            $2,432,500.00        $196.79
========================================================================================================

(1) Includes 350,000 shares of common stock to be registered under the 2003 Incentive Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share reported on the Nasdaq National Market on July 15, 2003.


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


                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

Not required to be filed in the Registration Statement.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required to be filed in the Registration Statement.

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

(a) Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed April 7, 2003;

(b) Current Report on Form 8-K/A, filed February 27, 2003;

(c) Current Report on Form 8-K, filed April 1, 2003;

(d) Current Report on Form 8-K/A, filed April 7, 2003;

(e) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed May 12, 2003; and

(f) The description of the Registrant's Common Stock contained in Amendment No. 2 to Registration Statement on Form S-3, filed April 7, 2003.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference to this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference (or in any other subsequently filed documents which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.


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


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Registrant's Bylaws provide for indemnification of officers, directors, employees, and agents to the fullest extent provided by Section 302A.521. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant also maintains directors' and officers' liability insurance.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


ITEM 8. EXHIBITS

          4.1  2003 Incentive Stock Option Plan (filed herewith)

          5.1  Opinion and Consent of Best & Flanagan LLP (filed herewith)

         23.1 Consent of Ernst & Young LLP, independent public accountants (filed herewith)

         23.2  Consent of Best & Flanagan LLP (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on page II-5 of this Registration Statement)


ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent


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


post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.







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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maple Grove, Minnesota, on July 16, 2003.

                                                 INSIGNIA SYSTEMS, INC.


                                                 BY: /S/  SCOTT F. DRILL
                                                     ---------------------------
                                                     SCOTT F. DRILL, PRESIDENT
                                                     AND CHIEF EXECUTIVE OFFICER


                               POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott F. Drill and Denni J. Lester, and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 16, 2003 by the following persons in the capacities indicated.

             Signature                     Capacity
             ---------                     --------

/s/ Gary Vars                Chairman and Director
------------------------
    Gary Vars


/s/ Scott F. Drill           President, Chief Executive Officer,
------------------------     and Director (principal executive officer)
    Scott F. Drill


/s/ Denni J. Lester          Vice President, Finance and Chief Financial Officer
------------------------     (principal financial and accounting officer)
    Denni J. Lester


/s/ W. Robert Ramsdell       Director
------------------------
    W. Robert Ramsdell

/s/ Erwin A. Kelen           Director
------------------------
    Erwin A. Kelen

/s/ Gordon F. Stofer         Director
------------------------
    Gordon F. Stofer

/s/ Frank D. Trestman        Director
------------------------
    Frank D. Trestman

/s/ Donald J. Kramer         Director
------------------------
    Donald J. Kramer


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


                                  EXHIBIT INDEX

          4.1  2003 Incentive Stock Option Plan (filed herewith)

          5.1  Opinion and Consent of Best & Flanagan LLP (filed herewith)

          23.1 Consent of Ernst & Young LLP, independent public accountants (filed herewith)

          23.2 Consent of Best & Flanagan LLP (included in Exhibit 5.1)

          24.1 Powers of Attorney (included on page II-5 of this Registration Statement)












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